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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K SB

[X] Current Report Persuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report: June 12, 1998            Commission File Number 0-9860
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                        BIOSEARCH MEDICAL PRODUCTS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

             New Jersey                                  22-2090421
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  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                   Identification Number)

35 Industrial Parkway, Somerville, New Jersey            08876-1276
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  (Address of principal executive offices)              (Zip Code + 4)

Registrant's telephone number, including area code: (908) 722-5000
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Item 1:   N/A

Item 2:   ACQUISITION AND DISPOSITION OF ASSETS

          Biosearch Medical Products Inc. announced today, June 12, 1998, it has sold its property at 35 Industrial Parkway, Branchburg to Hydromer Inc. for the sum of $850,000 and a prepaid lease back of approximately two thirds of the building for the three years with a value of approximately $346,500 bringing the value of the total deal to $1,196,500. With this transaction Biosearch Medical Products will pay off Summit Bank and all judgements against it have been dismissed.

          Hydromer Inc. is an affiliated party. Manfred F. Dyck is Chairman of the Board of Directors and Chief Executive Officer of Biosearch Medical Products Inc. and Director, President and Chief Executive Officer of Hydromer Inc. He holds a substantial amount of stock in both companies as noted in the Company's proxy statement and Hydromer's proxy statement.

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Item 3:   N/A

Item 4:   N/A

Item 5:   N/A

Item 6:   N/A

Item 7:   N/A



                                         BIOSEARCH MEDICAL PRODUCTS, INC.


                                         By: /s/ Robert C. Keller
                                             -------------------------
                                                 Robert C. Keller
                                                 Vice President Finance
                                                 Chief Financial Officer


Attested

By: /s/ Robert J. Moravsik
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        Robert J. Moravsik
        Vice President,
        General Counsel and Secretary


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